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                                                                    EXHIBIT 10.4

                               ASTROPOWER, INC.
                                  Solar Park
                          Newark, Delaware 19716-2000

                                  May 1, 1996

Dr. George W. Roland
255 Butterfly Lane
Montecito, California 93108-2455

Dear George:

We are pleased to offer you an agreement of employment (the "Agreement") as follows:

     1.   EFFECTIVE DATE.
          ---------------

          This Agreement will be effective as of May 1, 1996 ("Effective Date").

     2.   DUTIES.
          -------

          You shall be President and CEO of the Company's Solar Power Business with overall responsibility and authority for the day-to-day operations of such business and you shall perform such executive duties and assume such executive and decision making responsibilities with regard to the business of the Company as may be assigned to you from time to time by the Board of Directors of the Company. You shall serve at the pleasure of the Board of Directors of the Company. As used herein any action with respect to this Agreement and your employment hereunder to be authorized or taken by the Board of Directors shall be by a majority of the Board of Directors then in office.

     3.   COMPENSATION AND BENEFITS.
          --------------------------

          (a)  Compensation.
               ------------

               (1)  Salary.  Commencing as of the Effective Date hereof and
                    ------
continuing throughout this Agreement, you will be compensated at the rate of $155,000 per annum, which will be paid to you, in accordance with the payroll practices of the Company.

               (2)  Bonus.
                    -----

                    (i) You shall be entitled to receive a bonus of $30,000 upon the closing of the first financing resulting in not less than $2 million of gross proceeds to the

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 Roland
 Employment Agreement
 May 1, 1996

                    (ii) You shall be entitled to a bonus for calendar year 1996 ranging from $0 to $50,000 measured against a set of performance goals to be agreed upon by you and the Compensation Committee of the Board of Directors. Such goals are to be established no later than 30 days from the execution of this Agreement. Payment to you of any bonus due to you pursuant to the foregoing shall be made within 20 days after the availability of the Company's audited profit and loss statement for the year 1996 prepared in accordance with generally accepted accounting principles consistently applied.

     The Board of Directors of the Company (or a Compensation Committee thereof) will review your salary and bonus from time to time not less than annually, and may, but shall not be obligated to, award increases in salary and award bonuses without the necessity of an express written amendment of this Agreement, so long as such increases and/or bonuses are in writing and signed by a member of the Board of Directors who has been so authorized by the Board of Directors.

          (3) Granting of Stock Options.  Because we feel that a key manager of
              -------------------------
any business should have an owner's interest in the success of that business, which is best measured by the long term increases in the value of that business, in consideration of future services to be rendered to the Company by you, the Company will enter into an agreement with you as of the date hereof with respect to granting you options to acquire 250,000 shares of the Company's Common Stock, subject to the following essential terms and conditions: The options will vest and be exercisable as follows:

                    (i)  Vesting.
                         -------

                    All of the options will vest upon the effective date of a Registration Statement covering the Company's first bona fide, firm commitment, public offering of Common Stock ("Public Offering") or if the Company merges or consolidates into or with, or sells or transfers all or substantially all of its assets to, or transfers all of its capital stock to, another corporation or entity which is not an affiliate of the Company ("Sale"), provided that such Public Offering or Sale results in gross proceeds to the Company of at least $12,000,000, at a price per share of at least $7.50

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Roland
Employment Agreement
May 1, 1996

(as adjusted for stock splits, stock dividends, recapitalizations and similar events); or if the holders of the Company's outstanding shares of Series A Preferred Stock and Series B Preferred Stock agree to convert such shares into shares of the Company's Common Stock notwithstanding that such Public Offering or Sale results in a price per share of less than $7.50 and gross proceeds of less than $12,000,000 (the "Public Offering").

     If the Company terminates your employment within twelve month's prior to such Public Offering or Sale and you were not terminated for Specified Cause, you shall continue to be vested with respect to all your options upon the effective date of the Registration Statement relating to the Public Offering or the effective date of a Sale. If you voluntarily terminate your employment prior to such Public Offering or Sale you shall forfeit all rights to your options to purchase 250,000 shares.

                     (ii)  Exercise Provisions
                           -------------------

                     Subject to the provisions of this Agreement relating to termination for Specified Cause, all vested options will be exercisable at any time and from time to time, in whole or in part at a price of $3 per share, (the fair market value at May 1, 1996) as follows:

                         (a) for a period of two years from the completion of
the Public Offering or Sale if your employment with the Company was terminated by the Company, other than for Specified Cause, within twelve months prior to such Public Offering or Sale.

                         (b) for a period of seven years from the completion of
the Public Offering or Sale provided, you are an employee of the Company at the time of such exercise.

                         (c) for a period equal to the lesser of two years from
the termination of your employment with the Company, or seven years from the completion of the Public Offering or Sale provided, that you were an employee of the Company at the time of the completion of the Public Offering or Sale and that you were not terminated by the Company for Specified Cause.

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Roland
Employment Agreement
May 1, 1996

                     (iii)  Anfi-dilution Provisions
                            ------------------------

                     The option will contain anti-dilution provisions in the event there is any change in the outstanding Common Stock by reason of a stock dividend, split-up or reclassification and the aggregate number and kind of shares available under the option and the option price shall be appropriately adjusted by the Board of Directors of the Company.

                     (iv)   Piggyback Registrations
                            -----------------------

                     You shall be entitled to unlimited piggyback registration rights for a period of 2 years from the Public Offering.

                     (v)    Prior Options
                            -------------

                     The qualified incentive stock options to purchase 80,000 shares of the Company's Common Stock provided for in the Company's letter to you of May 25, 1995 shall continue in full force and effect in accordance with their terms.

          (b) Employee Benefit Plans.  You will be eligible to participate in
              ----------------------
any employee benefit plans or programs of the Company as presently provided to senior executives of the Company and as in effect from time to time during your period of employment, subject to the requirements for eligibility and benefits specified therein for all persons entitled to participate in any such plan or plans.

          (c) Vacation.  You will be entitled to vacations in accordance with
              --------
the Company vacation policy as in effect from time to time, but unused vacation time may not be accrued and carried over to another period.

          (d) Expenses.  You will be paid or reimbursed by the Company for local
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commuting expenses and temporary living expenses to the extent and in the same manner as you are presently being paid or reimbursed by the Company for such expenses. The Company will also pay or reimburse you for a reasonable number of round trips to California to be made by either you or your wife.

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Employment Agreement
May 1, 1996

     4.   TERMINATION.
          ------------

          The Company will have the right to terminate your employment by written notice for "Specified Cause". As used herein, the term for "Specified Cause" means (i) the material misappropriation of assets of the Company or perpetration of a fraud against the Company; (ii) the conviction of any crime involving moral turpitude which constitutes a felony in the jurisdiction involved and with respect to which appeals have been exhausted; (iii) habitual intoxication which impairs the performance of your duties or illegal use of habit forming substances; (iv) as defined in paragraph 8 herein, your disability; or (v) the willful violation or breach of any material provision of this Agreement. The Board of Directors of the Company will not terminate your employment during the Term for "Specified Cause" as hereinabove defined in subparagraphs (iii), (iv) or (v), unless (a) you have first received written notice stating with specificity the nature of the breach of such provisions and affording you an opportunity to correct the act or acts complained of within 30 days of the actual receipt of notice thereof by you, and (b) you have failed to correct such act or acts, or, in the case of an act that cannot be corrected within such 30 days, failed to commence and continue in good faith to correct such act.

     If the Board of Directors of the Company elects to terminate your employment for any reason other than for Specified Cause, the Company shall be obligated to pay you as severance 9 months salary, payable in accordance with the regular payroll policies of the Company. In addition you shall receive any accrued salary, vacation pay or other accrued payments.

     5.   COMPETITION AND CONFLICTS OF INTEREST.
          --------------------------------------

          While you are employed by the Company and after the termination of your employment as set forth below in this paragraph 5, you shall not knowingly act or conduct yourself to the detriment of the Company, its subsidiaries or affiliates. Specifically, but without limitation, you shall not (1) knowingly engage in competition with the Company in any of the businesses in which it may have been engaged at any time during the period of your employment under this Agreement, unless such

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Employment Agreement
May 1, 1996

business is discontinued, or (ii) knowingly directly or indirectly solicit, raid, entice, induce, or approach any employee of the Company, or of any of its subsidiaries or affiliates, to become employed by any other person, firm or corporation. For this purpose, the phrase "engaging in competition" shall mean directly or indirectly owning, managing, operating, joining, controlling or participating in or being connected with, as an officer, employee, partner, stockholder, consultant, advisor or otherwise, any business, individual, partnership, firm, corporation or other entity which is at the time engaged principally or significantly in a business which is at the time directly or indirectly in competition with the business of the Company; provided, however that nothing in this paragraph shall prohibit you from acquiring or holding any issue of stock or securities of any such entity which has any securities listed on a national securities exchange, or quoted in the daily listing of over the counter market securities unless you and members of your immediate family collectively own, directly or indirectly, more than 5% of any class of voting securities of any such entity at any one time.

     The foregoing restrictions shall be operative only in the event you voluntarily terminate your employment prior to the completion of the Public Offering or if your employment is terminated by the Company for specified Cause, and they shall terminate at the expiration of six months from such termination of your employment, unless you have been employed for less than six months in which event they shall terminate at the expiration of that number of months equal to the number of months you were employed by the Company.

     6.   RETURN OF MATERIALS.
          -------------------

          Upon the termination of your employment with the Company, regardless of the date, cause or manner of such termination, you will return to the Company all non-public printed and other materials furnished to you by the Company or any customer of the Company, including, without limitation, all tangible "Confidential Information" described in paragraph 7 below. Such return shall be made as soon as practicable after the termination of your employment. In no event will you retain or

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Roland
Employment Agreement
May 1, 1996

reproduce copies of any such non-public printed or other materials for your use following the termination of your employment.

     7.   CONFIDENTIAL INFORMATION.
          ------------------------

          In connection with your performance of services for the Company, you may obtain knowledge of "Confidential Information", as hereinafter defined relating to the business of the Company (or any of its subsidiaries or affiliated companies). As used herein, "Confidential Information" means any information or compilations of information (including, without limitation, names, addresses or needs of customers of the Company) which is, or is designed to be, used in the business of the Company or any of its subsidiaries or affiliated companies or results from its (or their) research or development activities. Except in the performance of services hereunder, you shall not knowingly (a) publish any article with respect thereto; (b) remove from the premises of the Company or aid in such removal, any such Confidential Information (or reproduction of any such Confidential Information) or any property or material related thereto (including information stored in computerized reports or systems); or (c) sell, exchange or give away or otherwise disclose or dispose of any such Confidential Information now or hereafter owned by the Company whether or not the same shall or may have been originated, discovered, or developed by you.

     8.   DISABILITY.
          -----------

          In the event you shall be unable to perform your duties hereunder by virtue of illness or physical or mental incapacity or disability from any cause or causes whatsoever for an aggregate period of six months within any 12 month period, the Company shall have the right upon 30 days notice, in writing, to terminate your employment hereunder, provided, however, that if prior to the expiration of such 30 day notice you have resumed your duties on a full time basis, you shall continue to be so employed and receive all compensation and benefits due, but if within the three month period following your return to full-time service you are absent by reason of the pre-existing cause of

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Employment Agreement
May 1, 1996

incapacity or disability for an aggregate of 30 days, the Company shall have the right to terminate your employment forthwith. You agree that upon request of the Company, you will submit to an appropriate medical examination by a doctor designated by the Company and at its cost to confirm the existence of an illness or physical or mental incapacity or disability.

      9.  LIFE INSURANCE.
          --------------

          (a) At any time during the term of this Agreement, the Company shall have the right, but not the obligation, to insure your life for the sole benefit of the Company. The amount of such insurance and the type of policy taken out shall be determined by the Company and all premiums payable thereon shall be the obligation of the Company. You shall have no interest in any such policy. You agree to cooperate with the Company in taking out such insurance by submitting to physical examination, by supplying all information required by the insurance Company, and by executing all necessary documents, provided no financial obligation is imposed upon you.

     10.  INDEMNIFICATION.
          ---------------

          The Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify you against any and all of the expenses, liabilities, or other matters referred to in or covered by said section.

     11.  NOTICES.
          --------

          All notices and other communications between you and the Company related to this Agreement shall be in writing, and except as otherwise expressly provide herein, shall be deemed to have been duly given when placed in the United States mail by certified mail, return receipt request, postage prepaid, addressed to such party as follows:

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Roland
Employee Agreement
May 1, 1996

     As to the Company:        Attn: Board of Directors
                               AstroPower, Inc.
                               Solar Park
                               Newark, Delaware 19716
                               Phone: (302) 366-0400

     As to George W. Roland:   255 Butterfly Lane
                               Montecito, California 93108-2455

     Either party may change his or its address (and in the case of the Company the name of the person(s) to whose attention communications hereunder shall be directed) from time to time by serving notice thereof upon the other party as provided herein. The provisions of paragraphs 7 and 8 above shall survive the termination of your employment with the Company regardless of the date, cause or manner of such termination, and neither the termination of your employment nor the termination of this Agreement shall impair or otherwise affect your obligation to strictly observe the terms and conditions of paragraphs 6 and 7.

     12.  ENTIRE AGREEMENT.
          -----------------

          This letter contains the entire understanding and agreement by and between the Company and you related to your employment by the Company and all prior or contemporaneous oral or written agreements or instruments are merged herein. No amendment to or modification of this Agreement shall be effective unless the same is in writing and signed by you and the Company. No waiver by a party to this Agreement of any breach by the other party of any provision of this Agreement shall be deemed to be a waiver of any later or other breach or as a waiver of any such or other provision of this Agreement.

     13.  INVALIDITY.
          -----------

          If any provision of this Agreement is declared invalid or unenforceable as a matter of law, such invalidity or unenforceability shall not affect or impair the validity or enforceability of any other provision of this Agreement or the remainder of this Agreement as a whole.

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Employment Agreement
May 1, 1996

     14.  PARTIES IN INTEREST.
          --------------------

          Except as otherwise expressly provided, this Agreement has been and is made solely for the benefit of and shall be binding upon you and the Company, and our respective legal representatives, successors and assigns, all as and to the extent provided herein, and no other person shall acquire or have any right under of by virtue of this Agreement.

     15.  LAW APPLICABLE.
          --------------

          Should any question arise at any time as to the validity, construction, interpretation or performance of this Agreement it shall be construed and enforced in accordance with the LAWS of the State of Delaware.

     If the foregoing terms and conditions of employment are acceptable to you, we would appreciate your signing both copies of this letter which are enclosed, and retaining one copy for your file and returning the other copy to us for our file.

     We are all looking forward to a successful long-term business relationship.

                                     Very truly yours,
                                     ASTROPOWER, INC.


                                     BY: /S/ ALLEN M. BARNETT
                                         ---------------------
                                     Name:  Allen M. Barnett
                                     Title:  President

ACCEPTED AND AGREED TO THIS
17 Day of May, 1996


BY: /S/ GEORGE W. ROLAND
   ---------------------

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